UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) October 15, 2025

Consensus Cloud Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40750	87-1139414
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 S. Flower Street, 15th Floor
Los Angeles, California 90017
(Address of principal executive offices) (Zip Code)

(323) 860-9200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCSI	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.

On October 3, 2025, Consensus Cloud Solutions, Inc. (the “Company”) issued a redemption notice with respect to $200,000,000 in aggregate principal amount of the Company’s 6.00% Senior Notes due in 2026 (the “Notes”) outstanding as of October 15, 2025 (the “Redemption Date”). The redemption notice was issued in accordance with the Indenture, dated as of October 7, 2021, by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee. The Notes were redeemed on the Redemption Date at a redemption price equal to 100.000% of the principal amount of Notes being redeemed plus accrued and unpaid interest, if any, to but excluding the Redemption Date (the “Redemption Price”). Regularly scheduled interest on the Notes were paid on October 15, 2025 to the person in whose name the Notes were registered at the close of business on the regular record date of October 1, 2025. Following the Redemption Date, $34,139,000 aggregate principal amount of the Notes will remain outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consensus Cloud Solutions, Inc. (Registrant)

Date:	October 15, 2025	By:	/s/ Vithya Aubee
Vithya Aubee Vice President and Secretary